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                                                                    EXHIBIT 21



                  SUBSIDIARIES OF BIOTRANSPLANT INCORPORATED
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    NAME OF SUBSIDIARY                       JURISDICTION OF ORGANIZATION
    ------------------                       ----------------------------

        Eligix, Inc.                                     Delaware